                                   STERICYCLE, INC.

                                 AMENDED AND RESTATED
                             INCENTIVE COMPENSATION PLAN


    The Stericycle, Inc. Incentive Compensation Plan, as amended, is amended and restated to read as follows, effective as of the closing of the initial public offering for which the Company has filed a registration statement on Form S-1 (Registration No. 333-05665).


                                      ARTICLE 1

                                       PURPOSE

    The purpose of this Plan is to permit the Company to grant stock options and award restricted stock to selected officers, directors and employees of the Company and its Subsidiaries and to other eligible persons, in order to reward them for their efforts on the Company's behalf and to provide an additional incentive to contribute to the Company's attainment of its performance objectives.

                                      ARTICLE 2

                                     DEFINITIONS

    BOARD means the Company's Board of Directors.

    COMMON STOCK means the Company's Common Stock, $.01 par value.

    CLOSING PRICE means the average of the closing bid and asked prices of a share of Common Stock on the Nasdaq National Market.

    COMPANY means Stericycle, Inc., a Delaware corporation.

    DIRECTOR means a director of the Company.

    ELIGIBLE PERSON means a person or entity eligible under Article 6 to be granted an Option or awarded Restricted Stock.

    EMPLOYEE means a full-time employee of the Company or any Subsidiary.

    EXPIRATION DATE means (i) in the case of an Option which is or may become exercisable in full at one time, the last day on which the Option may be exercised, and (ii) in the case of an Installment, the last day on which the Installment may be exercised.

    GRANT DATE means the date on which an Option is granted.

    ISO is defined in Article 4.

    INSTALLMENT means an installment of an Option which is or may become exercisable in installments.

    NON-EMPLOYEE DIRECTOR means a Director who (i) is not currently an Officer or Employee, (ii) does not receive direct or indirect compensation from the Company or any Subsidiary for services rendered as a consultant, or in any capacity other than as a Director, in an amount for which disclosure would be required under Item 404(a) of Regulation S-K of the Securities and Exchange Commission, (iii) does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K and (iv) is not engaged in a business relationship for which disclosure would be required under Item 404(a) of Regulation S-K.

    NSO is defined in Article 4.

    OFFICER means (i) the Company's President and Chief Executive Officer, (ii) any Vice President of the Company and (iii) any other person who is considered an "officer" of the Company for purposes of Rule 16a-1(f) under the Securities Exchange Act of 1934.

    OFFICER OPTIONS COMMITTEE is defined in Paragraph 7.2.

    OPTION means an option granted under this Plan to purchase shares of Common Stock.

    OPTION AGREEMENT is defined in Paragraph 8.6.

    PLAN means this plan, as amended and restated and as it may be further amended. The name of the Plan is the "Stericycle, Inc. Incentive Compensation Plan."

    PLAN ADMINISTRATOR means, as the context requires, (i) the Board or the committee of the Board to which the Board has delegated its authority in accordance with Paragraph 7.1 (in the context of the administration of this Plan in respect of Eligible Persons other than Officers) or (ii) the Officer Options Committee (in the context of the administration of this Plan in respect of Officers).

    OFFICER-EMPLOYEE means an Officer who is also an Employee.

    RESTRICTED STOCK means shares of Common Stock awarded under the Plan.

    RESTRICTED STOCK AGREEMENT is defined in Article 10.

    10% STOCKHOLDER means an Officer or Employee who, at the time that he or she is granted an ISO, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company.

    SUBSIDIARY means a corporation in which the Company owns stock possessing at least 50% of the total combined voting power of all classes of stock.

    TERMINATION DATE means the date of termination of an Employee's or Officer-Employee's employment by the Company or a Subsidiary.

    UNDERLYING SHARES means the shares of Common Stock for which an Option or Installment is or may become exercisable.

                                      ARTICLE 3

                           EFFECTIVE DATE AND TERM OF PLAN

    This Plan became effective on August 1, 1995, subject to approval by the Company's stockholders, and has term of 10 years expiring on July 31, 2005. No Option may be granted and no Restricted Stock may be awarded under this Plan after its expiration.

                                      ARTICLE 4

                           SHARES AVAILABLE UNDER THE PLAN

    4.1 MAXIMUM NUMBER OF SHARES. The maximum combined total number of shares of Common Stock for which Options may be granted and Restricted Stock may be awarded under this Plan is 1,500,000 shares (subject to adjustment as provided in Paragraph 11.1).

    4.2 SHARES ADDED BACK. If an Option or Installment expires unexercised or is surrendered prior to July 31, 2005, the number of Underlying Shares in respect of the Option or Installment shall be added back to the number of shares of Common Stock for which Options may be granted and shares of Restricted Stock may be awarded under this Plan. Similarly, if the Company repurchases any shares of Restricted Stock pursuant to a Restricted Stock Agreement (or otherwise), the number of shares repurchased shall be added back to the number of shares of Common Stock for which Options may be granted and shares of Restricted Stock may be awarded under this Plan.

                                      ARTICLE 5

                                   TYPES OF OPTIONS

    Two types of Options may be granted under this Plan: (i) incentive stock options intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986 ("ISOs") and (ii) nonstatutory stock options ("NSOs").

                                      ARTICLE 6

                                     ELIGIBILITY

    NSOs may be granted, and Restricted Stock may be awarded, to Employees, Officers and Directors and to consultants to the Company (who also may be Directors). ISOs may be granted only to Employees and to Officer-Employees.

                                      ARTICLE 7

                                    ADMINISTRATION

    7.1 BOARD. This Plan shall be administered by the Board in respect of all Eligible Persons other than Officers. The Board may delegate its authority to a standing committee of the Board or to a committee appointed by the Board for the purpose consisting of at least two Directors.

    7.2 OFFICER OPTIONS COMMITTEE. The Plan shall be administered by a committee (the "Officer Options Committee") in respect of Officers. The Officer Options Committee shall be or consist of (i) the Compensation Committee of the Board, or (ii) if any member of the Compensation Committee is not a Non-Employee Director, the members of the Compensation Committee who are Non-Employee Directors, or (iii) if there are not at least two members of the Compensation Committee who are Non-Employee Directors, the full Board.

    7.3 POWERS. The Board shall have sole authority to grant Options and to award Restricted Stock to Eligible Persons other than Officers, and the Officers Option Committee shall have sole authority to grant Options and to award Restricted Stock to Officers. Within the scope of their respective authority and subject to the express provisions of this Plan, the Board and the Officer Options Committee may (i) select the Eligible Persons to whom Options are granted or Restricted Stock is awarded, (ii) designate an Option as an ISO or NSO, (iii) determine the number of shares of Common Stock for which an Option is granted or Restricted Stock is awarded and (iv) determine the other terms, conditions, restrictions and limitations applicable to an Option or an award of Restricted Stock.

    7.4 INTERPRETATION. Within the scope of their respective authority and subject to the express provisions of this Plan, the Board and the Officer Options Committee may interpret this Plan, adopt and revise policies and procedures to administer this Plan, and make all determinations required for this Plan's administration. The actions of the Board and the Officer Options Committee on matters within the scope of their respective authority shall be final and binding.

                                      ARTICLE 8

                                    STOCK OPTIONS

    8.1 EXERCISE PRICE. The Plan Administrator shall determine the exercise price of each Option. The exercise price per share may not be less than the Closing Price on the Grant Date of the Option (or on the last trading day preceding the Grant Date if it is not a trading day).

    8.2 TERM. The Plan Administrator shall determine (i) whether each Option shall be exercisable in full at one time or in Installments at different times and (ii) the time or times at which the Option or Installments shall become and remain exercisable. No Option or Installment may have an Expiration Date more than 10 years from the Grant Date. The Plan Administrator may accelerate the exercisability of any Option or Installment at any time.

    8.3 TERMINATION OF EMPLOYMENT. Any Option or Installment held by an Employee or

Officer-Employee which is unexercisable as of his or her Termination Date shall expire on the Termination Date. Any Option or Installment held by an Employee or Officer-Employee which is exercisable as of his or her Termination Date shall expire on the Termination Date unless the expiration date is extended by the Plan Administrator. The Plan Administrator may extend the expiration of an exercisable NSO (or Installment of a NSO) to any date ending on or before the applicable Expiration Date. The Plan Administrator may extend the expiration of an exercisable ISO (or Installment of an ISO) to the earlier of (i) a date no later than 90 days after the Termination Date or (ii) the applicable Expiration Date, unless the Employee's or Officer-Employee's termination occurred as a result of his or her death. In that case, the Plan Administrator may extend the expiration to the earlier of (i) a date no later than the first anniversary of the Employee's or Officer-Employee's death or (ii) the applicable Expiration Date.

    8.4 TRANSFERABILITY. No Option or Installment may be transferred, assigned or pledged (whether by operation of law or otherwise), except as provided by will or the applicable laws of intestacy, and no Option shall be subject to execution, attachment or similar process. An Option or Installment may be exercised only by the person to whom it was granted, except in the case of his or her death, when it may be exercised by the person or persons to whom it passes by will or inheritance.

    8.5 ISO LIMITATIONS. Notwithstanding anything to the contrary in Paragraphs 8.1 and 8.2: (i) the exercise price per share of an ISO granted to a 10% Stockholder shall not be less than 110% of the Closing Price on the Grant Date (or on the last trading day preceding the Grant Date if it is not a trading day); (ii) no ISO granted to a 10% Stockholder may have an Expiration Date more than five years from the Grant Date; and (iii) the aggregate fair market value (determined in respect of each ISO on the basis of the Closing Price on the Grant Date, or on the last trading day preceding the Grant Date if it was not a trading day) of the Underlying Shares of all ISOs which become exercisable by an individual for the first time in any calendar year shall not exceed $100,000.

    8.6 OPTION AGREEMENTS. Each Option shall be evidenced by a written agreement (an "Option Agreement"), in a form approved by the Plan Administrator, entered into by the Company and the person to whom the Option is granted. Each Option Agreement shall contain the terms, conditions, restrictions and limitations applicable to the Option and any other provisions that the Plan Administrator considers advisable to include.

                                      ARTICLE 9

                                 EXERCISE OF OPTIONS

    9.1 MANNER OF EXERCISE. An exercisable Option or Installment may be exercised in full or in part (but only in respect of a whole number of Underlying Shares) by (i) written notice to the Plan Administrator (or its designee) stating the number of Underlying Shares in respect of which the Option or Installment is being exercised and (ii) full payment of the exercise price of those shares.

    9.2 PAYMENT OF EXERCISE PRICE. Payment of the exercise price of an Option or Installment shall be made by certified or bank cashier's check or, if permitted by the Plan Administrator (either in the applicable Option Agreement or at the time of exercise): (i) by delivering shares of Common Stock having a fair market value on the date of exercise equal to the exercise price; (ii) by directing the Company to withhold, from the Underlying Shares otherwise issuable upon exercise of the Option or Installment, Underlying Shares having a fair market value on the date of exercise equal to the exercise price; (iii) by surrendering exercisable Options or Installments having a fair market value on the date of exercise equal to the exercise price (measuring the fair market value of the Options or Installments surrendered by the excess of the aggregate fair market value on the date of exercise of the Underlying Shares over the aggregate exercise price); (iv) by any combination of the preceding methods of payment; or
(v) by any other method of payment authorized by the Plan Administrator. For purposes of this Paragraph and Paragraph 9.3, "fair market value" shall be determined by the Closing Price on the Nasdaq National Market on the date in question (or on the last trading day preceding the date in question if it is not a trading day).

    9.3 WITHHOLDING. Each person exercising a NSO or an Installment of a NSO shall remit to the Company an amount sufficient to satisfy its federal, state and local withholding tax obligation in connection with the exercise. Payment shall be made by certified or bank cashier's check or, if permitted by the Plan Administrator (either in the applicable Option Agreement or at the time of exercise): (i) by delivering shares of Common Stock having a fair market value on the date of exercise equal to the withholding obligation; (ii) by directing the Company to withhold, from the Underlying Shares otherwise issuable upon exercise of the Option or Installment, Underlying Shares having a fair market value on the date of exercise equal to the withholding obligation; (iii) by any combination of the preceding methods of payment; or (iv) by any other method of payment authorized by the Plan Administrator.

                                      ARTICLE 10

                             RESTRICTED STOCK AGREEMENTS

    Each Eligible Person to whom Restricted Stock is awarded shall enter into a written agreement with the Company (a "Restricted Stock Agreement"), in a form approved by the Plan Administrator. Each Restricted Stock Agreement shall contain the terms, conditions, restrictions and limitations applicable to the award of Restricted Stock and any other provisions that the Plan Administrator considers advisable to include.

                                      ARTICLE 11

                               MISCELLANEOUS PROVISIONS

    11.1 CAPITALIZATION ADJUSTMENTS. The aggregate number of shares of Common Stock for which Options may be granted and Restricted Stock may be awarded under this Plan, the aggregate number of Underlying Shares in respect of each outstanding Option, and the exercise price of each outstanding Option may be adjusted by the Board as it considers appropriate in the event of changes in the number of outstanding shares of Common Stock by reason of stock dividends, stock splits, recapitalizations, reorganizations and the like. Adjustments under this Paragraph 11.1 shall be made in the Board's discretion, and its decisions shall be final and binding.

    11.2 AMENDMENT AND TERMINATION. The Board may amend, suspend or terminate this Plan at any time. The Company's stockholders shall be required to approve any amendment which would increase the number of shares of Common Stock for which Incentive Stock Options may be granted (other than an amendment authorized under Paragraph 11.1). If this Plan is terminated, the provisions of this Plan shall continue to apply to Options granted or Restricted Stock awarded prior to termination, and no amendment, suspension or termination of the Plan shall adversely affect the rights of the holder of any outstanding Option or any shares of Restricted Stock without his or her consent.

    11.3 NO RIGHT TO EMPLOYMENT. Nothing in this Plan or in any Option Agreement or Restricted Stock Agreement shall confer on any person the right to continue in the employ of the Company or any Subsidiary or limit the right of the Company or Subsidiary to terminate his or her employment.

    11.4 NOTICES. Notices required or permitted under this Plan shall be considered to have been duly given if sent by certified or registered mail addressed to the Plan Administrator at the Company's principal office or to any other person at his or her address as it appears on the Company's payroll or other records.

    11.5 SEVERABILITY. If any provision of this Plan is held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions, and the Plan shall be construed and administered as if the illegal or invalid provision had not been included.

    11.6 GOVERNING LAW. This Plan and all Option Agreements and Restricted Stock Agreements shall be governed in accordance with the laws of the State of Illinois.